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                                                                    Exhibit 23.5

                     (APPLEBY SPURLING & KEMPE LETTERHEAD)

                                                                17 November 2003

United National Group, Ltd.
Walker House, 87 Mary Street
P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands

Dear Sirs

REGISTRATION STATEMENT OF FORM S-1
(REGISTRATION NO.333-108857)

We consent to the use of name under the caption "Material Tax Considerations - Taxation of United National Group and Subsidiaries - Bermuda" in the above-referenced Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

Yours faithfully

/s/ Appleby Spurling & Kempe